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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The South Financial Group, Inc.

We consent to incorporation by reference into the registration statements (Nos. 33-25424, 33-79668, 33-80822, 33-82668, 33-82670, 333-31948, 333-53170,
333-53172, 333-67745, 333-83519 and 333-96141) on Form S-8 and registration statements (Nos. 333-06975 and 333-49078) on Form S-3 of The South Financial Group, Inc. of our report dated January 23, 2001, relating to the consolidated balance sheets of The South Financial Group and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of The South Financial Group, Inc.




                                                          /s/ KPMG LLP

Greenville, South Carolina                                    KPMG LLP
March  16, 2001